UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported) October 18, 2006

                            Five Star Products, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

          333-78252                                         13-3729186
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  (Commission File Number)                     (IRS Employer Identification No.)


  777 Westchester Avenue, White Plains, NY                     10604
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  (Address of Principal Executive Offices)                   (Zip Code)

                                 (914) 249-9700
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))



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Item 5.02   Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers.

         (c) On October 18, 2006 Five Star Products, Inc. (the "Company") named Bruce Sherman as Chief Executive Officer. Mr. Sherman held various positions with the Company's wholly owned subsidiary Five Star Group, Inc. ("Five Star Group") since joining Five Star Group in 1993. Mr. Sherman had been Executive Vice President, Sales and a director of the Company and Five Star Group since 2002, Vice President and a director of Five Star Group from 1999 until 2002 and Vice President of Sales of Five Star Group from 1993 until 1999. Mr. Sherman attended Queens College. Mr. Sherman is 54.

         Five Star Group and Mr. Sherman are parties to an Employment Agreement, for a period commencing October 18, 2006 and terminating on December 31, 2010. Under the Employment Agreement, Mr. Sherman's base annual salary is $262,500, with annual increases of not less than the greater of 3% and the percentage increase in the consumer price index for the prior year. Mr. Sherman's bonus for 2006 will be $75,000 provided that there is an increase in EBITDA for 2006 over 2005. For all other years, the bonus shall be equal to $500,000 multiplied by the actual percentage increase in EBITDA, if any, for the year in which the Bonus is earned, over the prior year, based upon a baseline EBITDA of $1.6 million or actual, whichever is greater, but in no event to exceed $250,000 per year. Mr. Sherman is also eligible to receive an additional annual Super-bonus in an amount not to exceed $250,000 (assuming a 150% increase in EBITDA). Five Star Group is also required to provide Mr. Sherman with an automobile.

         Pursuant to the Employment Agreement, subject to stockholder approval, Mr. Sherman was granted options to purchase 400,000 shares of the Company's common stock at an exercise price equal to the closing price on October 18, 2006. Contingent upon an annual increase in the Company's EBITDA for each year over the prior year, the options shall vest as follows: 140,000 in March 2008 and 130,000 in March 2009 and 2010. Upon the occurrence of a change in control of the Company or a sale of the Company (as defined), all stock options to purchase common stock of the Company previously granted to Mr. Sherman will become vested and exercisable.

         Five Star Group may terminate the employment agreement for cause which is defined as (i) breach by Mr. Sherman of any of the terms of the Employment Agreement, (ii) gross neglect by Mr. Sherman of his duties, (iii) the conviction of Mr. Sherman for any felony or crime involving moral turpitude, (iv) the conviction of Mr. Sherman of any crime involving the property of the Company,
(v) the commission by Mr. Sherman of any act of fraud or dishonesty, (vi) the engagement by Mr. Sherman in misconduct resulting in serious injury to the Company, or (vii) the physical or mental disability of Mr. Sherman, whether totally or partially, if he is unable to perform substantially his duties for a period of (i) two consecutive months or (ii) shorter periods aggregating three months during any 12 month period, such termination to be effective 30 days

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after written notice. If Mr. Sherman is terminated for cause, he shall not be entitled to any compensation, including the bonus, after the date of termination. If Mr. Sherman's employment is terminated by his death or disability, the Company is required to pay Mr. Sherman is base salary then in effect for the month during which termination occurred, and four months thereafter.

         The Employment Agreement also contains non-compete and non-solicitation covenants.

Item 9.01         Financial Statements and Exhibits

     (d) Exhibits.


     Exhibit
      Number                      Description of Exhibit
       10.1 Employment Agreement dated October 18, 2006 between Five Star Group, Inc. and Bruce Sherman



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            FIVE STAR PRODUCTS, INC.




Date: October 24, 2006                   By: Andrea D. Kantor
                                             Vice President and General Counsel



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                                  EXHIBIT INDEX


     Exhibit
      Number                    Description of Exhibit

       10.1 Employment Agreement dated October 18, 2006 between Five Star Group, Inc. and Bruce Sherman.*


*Filed herewith







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